Exhibit 10.6

SUBSCRIPTION AGREEMENT

TO:       The Directors of Blue Safari Group Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 1,437,499 Class B ordinary shares (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

We agree to take the Shares subject to the Memorandum and Articles of Association of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	First Euro Investments Limited

Address:	CCS Trustees Limited 263 Main Street, Road Town Tortola, BVI

For and on behalf of First Euro Investments Limited

By:

Signed:	/s/Serena Shie
Name:	Serena Shie
Title:	Authorized Signatory

Dated:	March 4, 2021

Accepted:

Blue Safari Group Acquisition Corp.

Signed:	/s/Serena Shie
Name:	Serena Shie
Title:	Chief Financial Officer and Director

Dated:	March 4, 2021